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                         INTERACTIVE SERVICES AGREEMENT

     This agreement (the "Agreement"), effective as of July 1, 1997 (the "Effective Date"), is made and entered into by and between America Online, Inc.
(AOL), a Delaware corporation, with its principal offices at 22000 AOL Way, Duties, Virginia 20166, and iVillage, Inc. (collectively. "Interactive Content Provider" or "ICP"), a Delaware corporation, with its principal offices at 170 Fifth Avenue, 4th Floor, New York, New York 10010 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION

     AOL and ICP each desires that AOL provide access to the ICP Sites (as defined below) through the AOL Network (as defined below), subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of this Agreement or in Exhibit D shall be as defined on Exhibit C attached hereto.

                                      TERMS

1.    DISTRIBUTION; PROGRAMMING

      1.1 Anchor Tenancy. Beginning on the applicable Launch Date and continuing during the Term, ICP shall receive anchor tenant distribution within the AOL Service, as follows: AOL shall (a) place ICP logos or banners throughout the AOL Service as specified on Exhibit A, such logos or banners to all link directly to the applicable Welcome Mat; (b) provide ICP with the keywords specified on Exhibit A-1 hereto (provided that (i) AOL shall have the right to discontinue provision to ICP of any "generic" keywords specified on Exhibit A-1 on 30 days notice and (ii) ICP may submit for AOL's approval (not to be unreasonably withheld) any other trademarks of ICP as potential additional keywords), which shall Link to the applicable Welcome Mat; and (c) list "Parent Soup," "About Work," "Better Health," and "About Life" in AOL's "Directory of Services" and "Find" features. The placements specified in Exhibit A shall be comparable to the placement of other standard anchor tenants on the relevant screens.

            1.1.1 Changes to AOL Service. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Service. If AOL implements changes and modifications to the screens specified in Exhibit A in a manner that substantially modifies the nature of the placements for ICP described above in an adverse fashion, AOL will work with ICP in good faith to provide ICP with a comparable package of placements which are reasonably satisfactory to ICP.

            1.1.2 Further Carriage Negotiation. AOL and ICP will whenever appropriate and in good faith negotiate terms and conditions regarding (a) anchor tenant placement of ICP's "About Work" property in the AOL Service Workplace channel main screen, and
                  (b) carriage of appropriate ICP properties through AOL.com.

            1.1.3 Discontinuation of ICP properties. If ICP discontinues provision of any property specified on Exhibit A, ICP shall continue to be obligated to pay AOL the full carriage fee specified in Section 1.5, provided that ICP and AOL shall negotiate in good faith for a "make-good" provision to ICP for the discontinued property, which may include carriage for another ICP property or provision to ICP of remnant AOL ad inventory. Any such "make-good" provision shall occur during the term of this Agreement.

      1.2 ICP Sites. The ICP Sites shall consist of the Content described on Exhibit B hereto. The Content shall be produced in a mixture of HTML and AOL's "Rainman" production format, as specified on Exhibit B. For the purposes of this Agreement, (a) the ICP Sites (or portions or areas thereof) that are located on the AOL Network shall be referred to herein as the "AOL Sites," (b) and the ICP Sites (or portions or areas thereof) that are located on the world wide web
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            shall be referred to herein as the "ICP Internet Sites." ICP shall develop the design of the AOL Sites in consultation with AOL and in accordance with any standard design and content publishing guidelines provided to ICP by AOL (including, without limitation, any HTML publishing guidelines). ICP shall not authorize or permit any third party to distribute any other Content of ICP through the AOL Network absent AOL's prior written approval (not to be unreasonably withheld or delayed). The inclusion of any additional Content for distribution through the AOL Network (including, without limitation, any features, functionality or technology) not expressly described on Exhibit B shall be subject to AOL's prior approval (not to be unreasonably withheld or delayed), provided that any material additions to Exhibit B shall require AOL's prior written approval (not to be unreasonably withheld or delayed). ICP shall provide Exhibit B to AOL in writing within ten (10) business days from the date of execution of the Agreement, provided that AOL shall have prior reasonable approval rights for such Exhibit B.

      1.3 License. ICP hereby grants AOL a worldwide license to use, market, license, store, distribute, display, communicate, perform, transmit, and promote the ICP Sites and the Licensed Content contained therein (or any portion thereof) through such areas or features of the AOL Network as deems appropriate, including without limitation the right to integrate Content from the ICP Internet Sites by linking to specific areas on the ICP Sites. Without limiting the generality of the foregoing, to the extent AOL wishes to distribute the Licensed Content through a product or service separate and distinct from the AOL Service (each an "Additional AOL Product"): (i) AOL shall provide ICP with prior written notice of the Additional AOL Product through which the Licensed Content will be made available; and (ii) any changes in the form or presentation of the Licensed Content within the Additional AOL Product shall be subject to ICP's approval, which shall not be unreasonably withheld or delayed. AOL shall not be required to pay any additional fees or other forms of compensation in connection with distribution of the Licensed Content through any such Additional AOL Product.

      1.4 Management of ICP Internet Sites. ICP shall be responsible for any hosting or communication costs associated with the ICP Internet Sites (including, without limitation, the costs associated with (i) any agreed-upon direct connections between the AOL Network and the ICP Internet Sites or (ii) a mirrored version of the ICP Internet Sites). AOL Members shall not be required to go through a registration process (or any similar process) in order to access and use the ICP Sites, provided that if ICP elects to have all users of ICP Internet Sites go through a registration and subscription process (or other similar process) in order to access and use the sites, then ICP shall be permitted to require AOL Members to go through the identical process, provided, further, that (a) AOL Members shall not be required to go through any such registration process from a Welcome Mat, and (b) in any event the ICP Internet Sites shall contain a material amount of Content that is available without AOL Members having to go through any such registration process.

      1.5   (Carriage Fee. ICP shall pay AOL as follows:

            1.5.1 Cash Payment. Subject to Section 6. 1 relating to renewal of this Agreement for an additional year from February 28, 1999:
                  (a) for the period September 1, 1997, through August 31, 1998, ICP shall make monthly payments to AOL of [*] on the first day of each month; and (b) for the period September 1, 1998, through February 28, 1999 (the "Extension Period"), ICP shall make monthly payments to AOL of $[*] on the first day of each month, provided that, with respect to any anchor tenant placement specified on Exhibit A, if as of September 1,1998, the most recent price offered to and accepted by AOL as valid for any such anchor tenant placement (e.g., for a continuous and prominent logo or banner on the Families Screen) (an "Offer") exceeds by [*]% or more the value for that placement specified on Exhibit G, ICP shall pay AOL the difference between the applicable value specified in Exhibit G and the Offer, in a combination of cash and in-kind commitments, subject to the following: (i) if AOL guarantees more impressions associated with the relevant Offer then specified herein, ICP


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                  shall receive such additional impressions; (ii) the proportion of cash to in-kind commitments shall be determined by ICP but at least [*]% of the additional amount payable to AOL shall be in cash (e.g., if there is an Offer for $1,000,000 for a continuous and prominent logo or banner on the Families
                  Screen, then ICP shall pay AOL an extra $250,000 during the Extension Period, with no less than $[*] payable as cash and $[*] payable as in-kind commitments); (iii) the value placed by ICP on and schedule of any additional in-kind commitments shall be subject to AOL's prior written approval (not to be unreasonably withheld): (iv) any cash portion shall be payable in equal monthly installments during the Extension Period as an addition to the $[*] installments specified in this subparagraph (b); and (v) any in-kind commitments must occur during the Extension Period.

            1.5.2 In-Kind Programming and Promotion. Subject to adjustment during the Extension Period as specified in Section 1.5.1(b), ICP shall provide AOL during the initial term with the equivalent of $[*] made up of the in-kind commitments specified on Exhibit F attached hereto in the amounts and with the bona-fide values listed in such exhibit (the "ICP In-Kind Commitments"). Without limiting any other rights or remedies available to AOL, AOL's anchor tenant and impressions commitments specified in Sections 1.1 and 1.6 herein are and will be contingent upon provision by ICP of the ICP In-Kind Commitments in accordance with Exhibit F.

      1.6   Impressions Guarantee. AOL shall provide ICP with at least
            [*] million Impressions per year from ICP presence on the AOL Network hereunder, as specified on Exhibit C hereto (the "Impressions Guarantee"). AOL shall use reasonable efforts to ensure that the Impressions Guarantee is delivered in relatively consistent amounts over the Term, measured on a quarterly basis, subject to seasonal, customary and other appropriate fluctuations. A minimum of [*]% of the Impressions Guarantee specified on Exhibit C for each screen placement listed thereon (other than the "Other" category to be determined in AOL's discretion, as listed on Exhibit G) shall be generated from the presence of ICP on the relevant screen, and the remaining impressions, if any, may be generated from ICP's presence on other appropriate screens on the AOL Network as AOL may determine in its discretion (e.g., for the placement of "Parent Soup" on the Families Screen, AOL shall provide ICP with a minimum of [*] Impressions from "Parent Soup's" presence on the Families Screen, and the remaining [*] Impressions, if any, may be generated from ICP's presence on other appropriate screens). For the purposes of this Section, ICP presence on an AOL screen shall conform to the specifications set forth on Exhibit E, provided that only screens that contain a link to an ICP Site or a Welcome Mat (or any portion thereof) will count against the Impressions Guarantee. The Term with respect to placement of a particular ICP property shall be extended without additional carriage fees payable by ICP until the relevant Impressions Guarantee is met.

2.    PROMOTION

      2.1 Cooperation. Each Party shall cooperate with and reasonably assist the other Party in supplying material for marketing and promotional activities.

      2.2 Interactive Site. ICP shall include the following promotions within each ICP Interactive Site during the Term: a continuous promotional banner for AOL appearing "above the fold" on the first screen of the ICP Interactive Site.

      2.3 Publications, etc. ICP shall use commercially reasonable efforts to prominently and regularly promote AOL and the ICP Sites availability through the AOL Service in publications, programs, features or other forms of media over which ICP exercises at least partial editorial control

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      2.4   Keyword. In any instances when ICP makes promotional reference to an
            ICP Interactive Site and exercises at least partial editorial control, including any listings of the applicable "URL(s)" for such web site(s) (each a "Web Reference"). ICP shall include a listing of the applicable AOL "keyword" of comparable prominence to the Web Reference.

      2.5   Preferred Access Provider.

            2.5.1 When promoting AOL, ICP shall use commercially reasonable efforts to promote AOL as the preferred access provider through which a user can access the ICP Sites (and ICP shall not implement or authorize any other promotions on behalf of any third parties which are inconsistent with the foregoing).

            2.5.2 With respect to any ICP Interactive Site accessible or operating through any operating system (including without limitation any Microsoft system) or through a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed "Active Desktop" or Netscape's "Netcaster"(an "Operating System"), ICP shall (a) include in any such ICP Interactive Site a prominent "Try AOL" feature (and controls and software provided by AOL relating to such feature) that will cause a user of such site to link directly to AOL access software located or present on or within the Operating System, so that the user who already is an AOL Member or who does not have Internet access will be connected to the AOL registration screen, the AOL service, the AOL application setup program or elsewhere as determined by AOL, and (b) use or support any AOL provided software or feature that directs a user of such ICP Interactive Site who does not have Internet access to the AOL application setup program located or present on or within the Operating System (instead of the Internet Referral Server or any similar service or successor thereto). ICP's commitments specified above shall be subject to any standard policies and restrictions generally proscribed by the operator of the Operating System.

      2.6 Direct Marketing. The Parties shall execute any commercially reasonable New Member acquisition programs, and ICP shall earn bounties for such programs, as specified described in Exhibit H attached hereto.

3.    REPORTING.

      3.1 Usage Data. AOL shall make available to ICP, on a property by property basis, a monthly report specifying for the prior month aggregate usage and Impressions with respect to ICP's presence on the AOL Network. In addition, to the extent AOL is caching the ICP Sites, AOL shall supply ICP with monthly reports, on a property by property basis, reflecting aggregate impressions by AOL Members to the cached version of the ICP Sites during the prior month. ICP will supply AOL with monthly reports, on a property by property basis, which reflect total impressions by AOL Members to Welcome Mats during the prior month and any transactions involving AOL Members at the ICP Sites during the period in question. ICP shall also provide AOL with "click-through" data with respect to the promotions specified in Section 2.

      3.2 Advertising Data. ICP shall provide detailed information to AOL regarding AOL Site Advertisements and Welcome Mat Advertisements (both as defined below in Section 4.1). In reporting any advertisement or promotion, ICP shall indicate the name of the advertiser, the term of the advertising arrangement and the amounts paid (or to be paid) to ICP or its agent(s).

      3.3 Promotional Commitments. ICP shall provide to AOL a monthly report documenting its compliance with any promotional commitments it has undertaken pursuant to Sections 1.5 and 2 in the form attached as
            Exhibit I hereto.

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      3.4   Payment Schedule. Except as otherwise specified herein, each Party agrees to pay the other Party all amounts received and owed to such other Party as described herein on a monthly basis within thirty
            (30) days of the end of the month in which such amounts were collected by such Party.

4.    ADVERTISING AND MERCHANDISING

      4.1 Advertising Rights. AOL owns all right, title and interest in and to the advertising and promotional spaces within the AOL Network (including, without limitation, advertising and promotional spaces on any AOL forms or pages which are included within, preceding, framing or otherwise associated with the ICP Sites). The specific advertising inventory within any such AOL forms or pages shall be as reasonably determined by AOL. With respect to the AOL Sites (including without limitation the Welcome Mats), AOL hereby grants ICP the sole right, subject to the terms hereof, to license or sell promotions, advertisements, links, pointers or similar services or rights in or through such AOL Sites ("AOL Site Advertisements"), subject to (i) AOL's approval for each AOL Site Advertisement (such approval not to be unreasonably delayed) and (ii) the Advertising Minimum. In addition, with respect to promotions, advertisements, links, pointers or similar services or rights in or through the Welcome Mats (not including screens linked from the Welcome Mats) ("Welcome Mat Advertisements"), which pursuant to the preceding sentence ICP has the sole right to license or sell, ICP shall pay AOL [*] percent ([*]%) of the Advertising Revenue with respect to such Welcome Mat Advertisements. If and when AOL makes its ad server technology generally available to third parties, AOL shall make such technology available for use by ICP with respect to the AOL Site Advertisements on AOL's then-standards terms and conditions.

      4.2 Advertising Policies. Any Welcome Mat advertisements or AOL Site Advertisements (collectively, "AOL Advertisements") sold by ICP or its agents shall be subject to AOL's then-standard advertising policies.

      4.3 Advertising Registration Form. In connection with the sale by ICP of any AOL Advertisement, ICP shall, in each instance, provide AOL with a completed standard AOL Advertising Registration Form relating to such AOL Advertisement. ICP shall take all reasonable steps necessary to ensure that any AOL Advertisement sold by ICP complies with all applicable federal, state and local laws and regulations.

      4.4 Advertising Packages. To the extent ICP sells a Welcome Mat Advertisement as part of an advertising package including multiple placement locations (e.g., both Welcome Mat and another area or site), ICP shall allocate the payment for such advertising package between or among such locations in an equitable fashion, subject to the Advertising Minimum. When selling advertising associated with the ICP Sites, ICP shall use commercially reasonable efforts to sell related advertising within the Welcome Mats. To the extent an advertisement is delivered through a dynamic mechanism primarily linked to particular AOL Members viewing such advertisement (rather than a defined space within the Welcome Mats), the amount of revenue from the advertisement allocable to Advertising Revenue shall be determined based on the number of impressions to the advertisement generated by AOL Members while viewing Content within the Welcome Mat relative to the total impressions to the advertisement during the given period (or such other formula as AOL may reasonably implement given the then-existing advertising models).

      4.5 Interactive Commerce. ICP's offer, sale or license of products or services (including surcharged services) shall be subject to the "Shopping Channel Promotional Agreement" between AOL and ICP dated as of October ___, 1997 (the "Commerce Agreement").

5.    CUSTOMIZATION OF SITES


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      5.1   Performance. ICP shall optimize the ICP Sites for distribution hereunder according to AOL specifications and guidelines (as indicated in (a), (b) and (c) below) to ensure that (i) the functionality and features within the ICP Sites are optimized for the client software then in use by a majority of AOL Members and
            (ii) the forms used in the ICP Sites are designed and populated in a manner intended to minimize delays when AOL Members attempt to access such forms. With respect to any ICP Internet Sites, the following shall also apply:

                  (a) ICP shall design the ICP Internet Sites to support the Windows version of the Microsoft Internet Explorer 3.0 browser, and make commercially reasonable efforts to support all other AOL browsers listed at:
                  http://webmaster.info.aol.com/BrowTable.html and set forth on Exhibit J hereto;

                  (b) ICP shall configure the servers from which it serves the ICP Internet Sites to examine the HTTP User-Agent field in order to identify the AOL User-Agents listed at: http://webmaster.info.aol.com/Brow2Text.html and as set forth on Exhibit J hereto (the "AOL User-Agents") and

                  (c) ICP shall design its web site to support HTTP 1.0 or later protocol as defined in RFC 1945 (available at http://ds.internic.net/rfc/rfcl945.text) and to adhere to AOL's parameters for refreshing cached information listed at http://webmaster.info.aol.com/CacheText.html.

         AOL reserves the right to review the ICP Internet Sites to determine whether such sites are compatible with AOL's then-available client and host software and the AOL Network.

      5.2 Customization. ICP shall customize the ICP Sites for AOL Members as follows:

                  (a) ICP shall create a Welcome Mat for each "home page" or initial main screen on the ICP Sites linked to from the AOL Network on a continuous basis;

                  (b) ICP shall ensure that AOL Members linking to the ICP Sites from the AOL Network do not receive advertisements, promotions or links for any entity reasonably construed to be in competition with AOL and that such advertisements, promotions and links are not otherwise in conflict with AOL advertising policies and any contractual AOL exclusivities (with respect to ICP Internet Sites, ICP shall ensure this by, at a minimum, identifying the AOL User-Agents as specified above), provided that AOL shall provide ICP with at least sixty (60) days prior notice of any changes in the advertising policies; and

                  (c) provide continuous navigational ability (e.g., a link on a hybrid browser form) for AOL members to return to an agreed-upon point on the AOL Service (for which AOL shall supply the proper address) from the ICP Sites (e.g., the point on the AOL Service from which such sites are linked).

      5.3 Links on Sites. The Parties will work together on mutually acceptable links (including links back to AOL) within the ICP Sites in order to create a robust and engaging AOL member experience. ICP shall take reasonable efforts to insure that AOL traffic is generally either kept within the ICP Sites or channeled back into the AOL Network. Except for links to a commerce area as specified in the Commerce Agreement and except as set forth on Exhibit B hereto, subject to the last sentence of this Section, ICP shall not be permitted to establish any "pointers" or links between the ICP Sites and any other area on or outside of the AOL Network, including, without limitation, other ICP Sites or sites on the World Wide Web portion of the Internet ("Linked Sites"), without the prior written approval of AOL, which approval may be conditioned upon, among other things, payment of certain linking fees and commitments providing for promotion of the AOL Sites and AOL through the Linked Site in question. In addition, AOL may restrict its approval (at any time) to specific portions of Content or functionality within a Linked Site (based on AOL's programming

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            objectives related to the ICP Sites). In such case, establishment of the link from the ICP Site to the Linked Site will be subject to mutual agreement of the Parties regarding the means by which access will be restricted to the approved portions of the Linked Site. Notwithstanding the foregoing, ICP may establish links from an ICP Site to another ICP Site provided that such links are editorial, content-specific links, to relevant areas of the ICP Sites. In general, such links shall be temporary (i.e., generally no more than 7 days continuous duration, and in any event, for no more than 30 days continuous duration and no more than 60 days cumulatively (including partial duration days) in any 12-month period).

6.    TERM AND TERMINATION.

      6.1. Term. Unless earlier terminated as set forth herein, the initial term of this Agreement shall be from the Effective Date to February 28, 1999. For two (2) years after expiration of the Term, AOL shall continue to have the option to link to any ICP Interactive Sites. This Agreement may be extended by mutual written agreement of the Parties.

      6.1.1 One Year Extension by AOL. AOL may extend the Agreement for an additional year from February 28, 1999, upon AOL's then-standard terms and conditions generally applicable to anchor tenants (but in no event less favorable to ICP than the terms and conditions provided for herein) and with payments by ICP to AOL of $[*]
            (the "Renewal Carriage Fee") by providing ICP with written notice thereof no later than sixty (60) days prior to the expiration of the initial term (the "Put Notice"), provided, however, that if the most recent price offered to and accepted by AOL as valid for the placements specified herein (e.g., for continuous and prominent logos or banners as specified in Section 1.1) is $[*] or less
            (a "Renewal Offer"), then AOL may only extend this Agreement for an additional year by a Put Notice specifying to ICP the Renewal Offer as the applicable carriage fee. The Renewal Carriage Fee (or Renewal Offer as the applicable carriage fee, as the case may be) shall be made up of a combination of cash and in-kind commitments, subject to the following: (i) the proportion of cash to in-kind commitments shall be determined by ICP but at least $[*] of the Renewal Carriage Fee (or [*]% of the Renewal Offer, as the case may be) shall be in cash and payable in equal monthly installments in advance of each month beginning on March 1, 1999; and (ii) the value placed by ICP on and schedule of the in-kind commitments shall be subject to AOL's prior written approval (not to be unreasonably withheld).

      6.1.2 One Year Extension by ICP. If AOL does not deliver the Put Notice, ICP may, no later than forty five (45) days prior to the expiration of the initial term, notify AOL in writing (the "Call Notice") that ICP desires to renew this Agreement for an additional year from February 28, 1999, on AOL's then-standard terms and conditions generally applicable to anchor tenants (but in no event less favorable to ICP than the terms and conditions provided for herein) and with payments by ICP to AOL of the "Market Rate" (as defined below). AOL shall then provide ICP written notice of the "Market Rate" for the additional year within thirty (30) days of AOL's receipt of the Call Notice (the "Market Rate Notice"). ICP shall have ten (10) days from receipt of the Market Rate Notice to either accept or decline the terms contained therein for the additional year, provided that ICP's failure to respond to the Market Rate Notice within such 10 day period shall be deemed to be an acceptance of the terms contained therein. If ICP accepts the terms contained in the Market Rate Notice for the additional year, then the Market Rate shall payable by ICP to AOL in a combination of cash and in-kind commitments, subject to the following: (i) the proportion of cash to in-kind commitments shall be determined by ICP but at least [*]% of the Market Rate shall be in cash and payable in equal monthly installments in advance of each month beginning on March 1, 1999; and (ii) the value placed by ICP on and schedule of the in-kind commitments shall be subject to AOL's prior written approval (not to be unreasonably withheld). If ICP declines the terms

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            contained in the Market Rate Notice for the additional year, AOL shall not, for a period of one hundred twenty days (120) days thereafter, agree with any non-affiliated third party for continuous placement on the Screens (as specified in this Agreement) for a carriage fee that is materially less than the Market Rate. For the purposes hereof, "Market Rate" shall mean the rate, specified by AOL in its notice to ICP, reasonably determined by AOL for anchor tenant placement as specified herein for the screens specified in this Agreement, taking into account such reasonable considerations as AOL may determine in its discretion

      6.2 Termination for Breach. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof.

      6.3 Termination for Bankruptcy/Insolvency. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

      6.4 Entire Agreement. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein (including without limitation the Information Provider Agreement between ICP and AOL dated as of May 6, 1996, as amended on May 28, 1997 and the Information Provider Agreement between ICP and AOL dated as of Septeniber 19, 1995). Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

7. TERMS AND CONDITIONS. The legal terms and conditions set forth on Exhibit D attached hereto are hereby made a part of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

 AMERICA ONLINE,INC.                            VILLAGE, INC


 By /s/ Barry Schuler                           By: /s/ Steven [ILLEGIBLE]
    -----------------------------------------   --------------------------------
 Print Name:   BARRY SCHULER                    Print Name: Steven [ILLEGIBLE]
 Title:     President, Creative Development     Title: VP Finance
                    AOL Networks                Tax ID/EIN#: ________________




                                       8
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                                                                    Confidential




                                    EXHIBIT A

                            Anchor Tenant Placements


A. AOL shall continuously and prominently place an agreed-upon ICP logo or banner for ICP's "Parent Soup" property on the (a) Families channel main screen (or any specific successor thereof) (the "Families Screen") and (b) Health channel "Children's Health" subsereen (or any specific successor thereof) (the "Children's Health Screen").

B. AOL shall continuously and prominently place an agreed-upon ICP logo or banner for ICP's "About Work" property on the (a) Workplace channel "Careers" subscreen (or any specific successor thereof) (the "Careers Screen") and (b) Workplace channel "Getting Started" subscreen (or any specific successor thereof) (the "Getting Started Screen").

C. AOL shall continuously and prominently place an agreed-upon ICP logo or banner for ICP's "Better Health" property on the (a) Health channel main screen (or any specific successor thereof) (the "Health Screen") and (b) Health channel "Illnesses and Treatments" subscreen (or any specific successor thereof) (the "Illnesses Screen").

D. AOL shall continuously and prominently place an agreed-upon ICP logo or banner for ICP's "About Life" property on the Lifestyles channel train screen (or any specific successor thereof) (the "Lifestyles Screen").


                                   EXHIBIT A-1
                                    Keywords

                                  "Parent Soup"
                                  "About Work"
                                 "Better Health"
                                  "About Life"

                                    EXHIBIT B

                       Description of Content on ICP Sites

                             [specify rainman/HTML]


1.       Parent Soup





2.       About Work





3.       Better Health





4.       About Life


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                            EXHIBIT C -- DEFINITIONS.

The following definitions shall apply to this Agreement:

Advertising Revenues. Aggregate amounts collected plus the fair market value of any other compensation received (such as barter advertising) by ICP or ICP's agents arising from the license or sale of Welcome Mat Advertisements, less applicable Advertising Sales Commissions; provided that, in order to ensure that AOL receives fair value in connection with Welcome Mat Advertisements. ICP shall be deemed to have received no less than the Advertisrng Minimums in instances when ICP makes a Welcome Mat Advertisement available to a third party at a cost below the Advertising Minimum.

Advertising Minimum. (i) Thirty dollars ($30) per thousand entries per month or, with respect to any chat room, Five dollars ($5) per thousand entries per month, or (ii) such different rate or rates as AOL may establish based upon market conditions and publish during the Term.

Advertising Sales Commission. (i) Actual amounts paid as commission to third party agencies in connection with sale of the Welcome Mat Advertisement or
(ii) 15%, in the event ICP has sold the Welcome Mat Advertisement directly and will not be deducting any third party agency commissions.

Affiliate. Any agent, distributor or franchisee of AOL, or an entity in which AOL holds at least a nineteen percent (19%) equity interest.

AOL Look and Feel. The distinctive and particular elements of graphics. design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) within the AOL Network and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

AOL Member(s). Authorized users of the AOL Network, including any sub-accounts using the AOL Network under an authorized master account.

AOL Network. (i) The America Online(R) brawl service, (ii) AOL's "Driveway" product, (iii) any international versions of the America Online service through which AOL or its affiliates elect to offer the ICP Sites and (iv) any other product or service owned, operated. distributed or authorized to be distributed by or through AOL or its Affiliates worldwide through which such party elects to offer the ICP Sites (which may include, without limitation. Internet sites promoting AOL products and services and any "offline" information browsing products of AOL or its Affiliates).

AOL Service. The U.S. version of the America Online brand service (excluding Digital City, AOL.com, NetFind or any similar "sub" service that may be distributed by or through the America Online brand service).

Confidential Information. Any information relating to or disclosed in the course of the Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing party, including, but not limited

Confidential Information. Any information relating to or disclosed in the course of the Agreement, which is, or should be reasonably understood to be, confidential or proprietary to cIte disclosing Party, including, but not limited to the material costs of this Agreement, information about AOL Members, technical processes and formulas, source codes, product designs. sales, cost and other unpublished financial information, product and business plans, projections and marketing data. "Confidential Information" shall not include information
(a) already lawfully known to or indepentensly developed by the receiving Party.
(h) disclosed its published materials. (c) generally known to she public,
(d) lawfully obtained from any third party or (e) required or reasonably advised to be disclosed by law.

Content. Information, materials, features, products, services, advertisements, promotions, links, pointers, techology and software.

ICP Interactive Site. Any interactive site or area I not including any AOL Site bus including any ICP Internet Site) which is managed. maintained or owned by ICP or its agents. including, by way of example and without limitation. (i) an ICP site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsofts proposed "Active Desktop."

ICP Sites. The sites and Content specified on Exhibit B which are managed, mainstained or owned by ICP or its agents. The ICP Sites shall consis of the AOL Sites (including the Welcome Mats) and the ICP lnternet Sites, both as defined in Section 1.2.

Impression. An AOL Member's viewing of any promotion for, reference to or point of access to ICP or an ICP Site.

Launch Date. The date on which AOL generally releases the new version of a screen listed in Exhibit A, to be set forth in writing from AOL to ICP.

Licensed Content. All Content provided by ICP or its agents for distribution through the AOL Network pursuant to this Agreement (including, without limitation. Content contained within any ICP Internet Site).

New Member. Any person or entity (a) who registers for the AOL Network using ICP's special promotion identifier and (b) from whom AOL or an Affiliate of AOL collects at least two (2) monthly usage fees for the use of the AOL Network.

Term. The period beginning on the Effective Date and ending upon the expiration or earlier termination of the Agreement.

Welcome Mat. A customized home page "welcome mat" created and produced by ICP in AOL's "Rainman" production format or its HTML format for the AOL audience.

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                EXHIBIT D -- STANDARD LEGAL TERMS AND CONDITIONS

I. AOL NETWORK

Content. ICP represents and warrants that all Content contained within the ICP Sites (i) will conform to AOL's then-standard Terms of Service, the terms of this agreement and any other standard, written AOL policy, (ii) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music related rights, and (iii) will not contain any Content which violates any applicable law or regulation (collectively, the "Rules"). AOL shall have the right to remove, or direct ICP to remove, any Content which, as reasonably determined by AOL: (i) violates AOL's then-standard Terms of Service, the terms of this Agreement or any other standard, written AOL policy; or (ii) is not specifically described in Exhibit B. To the extent ICP wishes to implement any rules of conduct or terms of service related to any AOL Sites which are separate from or supplementary to AOL's Terms of Service, ICP must obtain the prior written approval of the AOL Legal Department.

Contests. ICP shall take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the ICP Sites (a "Contest") complies with all applicable federal, state and local laws and regulations. ICP shall provide AOL with (i) at least thirty (30) days prior written notice of any Contest and (ii) upon AOL's request, an opinion from ICP's counsel confirming that the Contest complies with all applicable federal, state and local laws and regulations.

AOL Look and Feel. ICP acknowledges and agrees that AOL shall own all right, title and interest in and to the AOL Look and Feel. In addition, AOL shall retain editorial control over the portions of the AOL pages and forms which frame the ICP Sites (the "AOL Frames"). AOL may, at its discretion, incorporate navigational icons, links and pointers or other Content into such AOL Frames.

Management. ICP shall review, delete, edit, create, update, and otherwise manage all Content available on or through the ICP Sites, including but not limited to the Licensed Content and message boards, in a timely and professional manner and in accordance with the terms of this Agreement, AOL's then-standard Terms of Service and any generally applicable guidelines and service standards for interactive content providers published by AOL. AOL shall have no obligations of any kind with respect to the Content available on the ICP Sites. In managing the AOL Sites, ICP agrees to refrain from editing or altering any opinion expressed by an AOL member within the AOL Site, except in cases when ICP (i) has a good faith belief that the Content in question violates an applicable law, regulation, third party right or portion of AOL's Terms of Service or (ii) obtains AOL's prior approval. ICP shall ensure that the ICP Sites are reasonably current, accurate and well-organized.

Operations. AOL shall be entitled to require reasonable changes to the ICP Sites to the extent such site will, in AOL's good faith judgement, adversely affect operations of the AOL network.

Duty to Inform. ICP shall promptly inform AOL of any information related to the ICP Sites which could reasonably lead to a claim, demand or liability of or against AOL and/or its Affiliates by any third party.

Response to Questions/Comments; Customer Service. ICP shall respond promptly and professionally to questions, comments, complaints and other reasonable requests regarding the ICP Sites by AOL members or on request by AOL, and shall cooperate and assist AOL in promptly answering the same.

Classifieds. During the perion form the Effective Date until nine months after the effective Date, ICP shall not enter into any long term (i.e, 12 months or more) agreement with respect to the implementation or promotion of any classifieds listing features through the ICP Sites ("Classifieds"). Thereafter, ICP will only enter into any such agreement after first notifying AOL. In addition, ICP and AOL shall also discuss in good faith the integration of the any ICP Classifieds (including any database related to ICP Classifieds) into any AOL classifieds features, on terms and conditions to be agreed upon.

Message Boards. Any Content submitted by ICP or its agents within message boards or any comparable vehicles will be subject to the license grant relating to submissions to "public areas" set forth in the Proprietary Rights section of the Terms of Service.

Statements to Third Parties. ICP shall not make, publish, or otherwise communicate, or cause to be made, published, or otherwise communicated, any deletions remarks whatsoever to any third parties concerning AOL or its affiliates, directors, officers, employees or agents, including without limitation, AOL's business projects, business capabilities, performance of duties and services or financial position.

Production Work. In the event that ICP requests any AOL production assistance, ICP shall work with AOL to develop detailed production plans for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL shall notify ICP of (i) AOL's availability to perform the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by the parties. To the extent ICP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production Standards & Practices (a copy of which will be supplied by AOL to ICP upon request). The specific production resources which AOL allocates to any production work to be performed on behalf of ICP shall be as determined by AOL in its sole discretion.

Publishing Tools. AOL shall determine, in its sole discretion, which of its proprietary publishing tools (each, a "Tool") shall be made available to ICP to develop and implement the AOL Sites during the Term. ICP shall be granted a nonexclusive license to use any such Tool, which license shall be subject to:
(i) ICP's timely payment of AOL's then-current fees and charges for such license, which fees may be adjusted from time to time during the Term, (ii) ICP's compliance with all rules and regulations relating to use of the Tools, as published from time to time by AOL, (iii) AOL's right to withdraw or modify such license at any time, and (iv) ICP's express recognition that AOL provides all Tools on an "as is" basis, without warranties of any kind.

Training and Support. AOL shall make available to ICP standard AOL training and support programs necessary to produce any AOL areas hereunder. ICP can select its training and support program from the options then offered by AOL. ICP shall be responsible to pay the fees associated with its chosen training and support package. In addition, ICP will pay travel and lodging costs associated with its participation in any AOL training programs (including AOL's travel and lodging costs when training is conducted at ICP's offices).

II. TRADEMARKS

Trademark License. In designing and implementing any marketing, advertising, press releases or other promotional materials related to this Agreement and/or referencing the other party and/or its trade names, trademarks and service marks (the "Promotional Materials") and subject to the other provisions contained herein, ICP shall be entitled to use the following trade names, trademarks and service marks of ICP (collectively, together with the AOL marks listed above, the "Marks"): provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other party and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

Rights. Each Party agrees that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein, Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

Quality Standards. Each Party agrees that the nature and quality of its products and services supplied in connection with the other party's Marks shall conform to quality standards communicated in writing by the other Party for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall disseminated by all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other Party's Marks.

Promotional Materials/Press Releases. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any Promotional Materials; provided, however, that either Party's

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factual reference to the existence of a business relationship between AOL and
ICP, including, without limitation, the availability of the Licensed Content through the AOL Network, or use of screen shots relating to the distribution under this Agreement (so long as the AOL Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other Party. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the distribution of the Licensed Content through the AOL Network and reused for such purpose until such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

Infringement Proceedings. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each party agrees to provide the other Party, at such other Party's expense, with its reasonable cooperation ad assistance with respect to any such infringement proceedings.

III. REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iv) such Party's Promotional Materials will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation and (v) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

IV. CONFIDENTIALITY

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it shall take reasonable steps, at least substantially equivalent to the steps it takes to protect its own propriety information, during the Term and for a period of three (3) years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who shall each agree to comply with this Section of this Agreement.

V. RELATIONSHIP WITH AOL MEMBERS

Solicitation of Subscribers. During the Term and for the two-year period following the expiration or termination of this Agreement, neither ICP nor its agents will use the AOL Network to (i) solicit or participate in the solicitation of AOL Members when that solicitation is for the benefit of any entity (including ICP) which could reasonably be construed to be or become in competition with AOL or (ii) promote any services which could reasonably be construed to be in competition with services available through AOL including, but not limited to, services available through the Internet (e.g, the ICP Sites). ICP may not send any AOL Member e-mail communications on or through the AOL Network without a "Prior Business Relationship." For purposes of this Agreement, a "Prior Business Relationship" shall mean that the AOL Member has either (i) purchased Products from ICP through the AOL Network or (ii) voluntarily provided information to ICP through a contest, registration, or other communication, which included clear and conspicuous notice to the AOL Member that the information provided by the AOL Member could result in an e-mail being sent to that AOL Member by ICP or its agents.

Collection of Member Information. ICP is prohibited from collecting AOL Member screennames from public or private areas of the AOL Network, except as specifically provided below. ICP shall ensure that any survey, questionnaire or other means of collecting Member Information including, without limitation, requests directed to specific AOL Member screennames and automated methods of collecting screennames (an "Information Request") complies with (i) all applicable laws and regulations, (ii) AOL's applicable Terms of Service, and
(iii) any privacy policies which have been issued by AOL in writing during the Term (the "AOL Privacy Policies"). Each Information Request shall clearly and conspicuously specify to the AOL Members at issue the purpose for which Member Information collected through the Information Request shall be used (the "Specified Purpose").

Use of Member Information. ICP shall restrict use of the Member Information collected through an Information Request to the Specified Purpose. In no event shall ICP (i) provide AOL Member names, screennames, addresses or other identifying information ("Member Information") to any third party (except to the extent specifically (a) permitted under the AOL Privacy Policies or (b) authorized by the AOL Members in question) or (ii) otherwise use any Member Information in contravention of the above section regarding "Solicitation of Members."

VI. TREATMENT OF CLAIMS

Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM THE USE OF OR INABILITY TO USE THE AOL NETWORK OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAT THE AGGREGATE AMOUNTS AS OF THE DATE OF THE APPLICABLE CLAIM.

No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, OR ANY AOL PUBLISHING TOOLS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF AOL NETWORK OR THE ICP SITES.

Indemnity. Each Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses including reasonable outside and in-house attorney's fees ("Liabilities"), resulting from the indemnifying Party's material breach of any obligation, duty, representation or warranty of this Agreement, except where Liabilities result from the gross negligence or knowing and willful misconduct of the other party.

Claims. Each Party agrees to (i) promptly notify the other party in writing of any indemnifiable claim and give the other Party the opportunity to defend or negotiate a settlement of any such claim at such other Party's expense and (ii) cooperate fully with the other Party, at that other Party's expense, in defending or settling such claim. AOL reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by ICP hereunder, and in such event, ICP shall have no further obligation to provide indemnfication for such matter hereunder.

Acknowledgement. AOL AND ICP EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE INTENDED TO LIMIT THE CIRCUMSTANCES AND EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION VI SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

VII. MISCELLANEOUS

Auditing rights. Each Party shall maintain complete, clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("Records"). All such Records shall be maintained for a minimum of two (2) years following termination of this Agreement. For the sole purpose of ensuring

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compliance with this Agreement, each Party shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of the other Party which are directly related to amounts payable to the Party requesting the audit pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of AOL shall occur during the period beginning on June 1 and ending October 1. In lieu of providing access to its Records as described above, a Party shall be entitled to provide the other Party with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

Excuse. Neither Party shall be liable for or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

Independent Contractors. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with commercial overnight carrier, with written verification of receipt, or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available, to the person(s) specified below at the address of the Party set forth in the first paragraph of this Agreement.

No Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

Return of Information. Upon the expiration or termination of this Agreement, each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party.

Survival. Sections IV, V, VI, and VII of this Exhibit C, shall survive the completion, expiration, termination or cancellation of this Agreement.

Amendment. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.

Further Assurances. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

Assignment. ICP shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

Construction; Severability. In the event that any provision of this Agreement conflicts with the law under which the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

Remedies. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

Applicable Law; Jurisdiction. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.

Export Controls. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

Headings. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

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                                   EXHIBIT E

                  Format For ICP's Presence on the AOL Network

o  Any ICP trademark or logo
o  Any headline or picture from ICP content
o  Any teaser, icon, link to ICP Site or Welcome Mat
o Any other Content which originates from, describes or promotes ICP or ICP's Content



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                                    EXHIBIT F

        Detailed Schedule and Bona-Fide Value of ICP In-Kind Commitments

                 In-Kind Commitment                                           Bona Fide Value
                 ------------------                                           ---------------
1.    Daily mentions in the "Ask the Family Doctor"                              $_________
      syndicated column (in newspapers with daily
      circulation of [*]); [*] total impressions
      for the mentions
2.    Mentions in Kaleidoscope TV; approximately                                 $_________
      [*] annual impressions for the mentions
3.    Mentions in monthly NBC Today Show segment;                                $________
      approximately [*] impressions for the
      mentions
4.    Mentions on the "American Baby" show on the Lifetime Network;
      approximately [*] impressions for the mentions
5.    Mentions on CNNfn, 30 weekly segments, 3-4                                 $_________
      minutes each segment


For the purposes hereof, with respect to each promotion specified above, a "mention shall mean a coherent spoken or graphic reference to the relevant ICP keyword and/or area on AOL, which shall also include at a minimum a reference to "America Online" and/or "AOL." Additionally, the mentions shall be exclusive to AOL (i.e., they shall not mention or refer to any ICP Interactive Site).




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

                                                                    Confidential

                                    EXHIBIT G

                              Impressions Guarantee



--------------------------------------------------------------------------------
Placement                              Impressions                   Valuation

--------------------------------------------------------------------------------
Families Screen                         [*]                          [*]
--------------------------------------------------------------------------------
Children's Health Screen                [*]                          [*]
--------------------------------------------------------------------------------
Careers Screen                          [*]                          [*]
--------------------------------------------------------------------------------
Getting Started Screen                  [*]                          [*]
--------------------------------------------------------------------------------
Health Screen                           [*]                          [*]
--------------------------------------------------------------------------------
Illnesses Screen                        [*]                          [*]
-------------------------------------------------------------------------------
Lifestyles Screen                       [*]                          [*]

 "Other"                                [*]                          [*]

(i.e., additional placement of ICP
Content on the AOL Network as
determined by AOL in its discretion
--------------------------------------------------------------------------------

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

                                                                    Confidential



                                    EXHIBIT H

                         New Member Acquisition Programs

A. Download banner on ICP web site and promotions specified in Section 2.5 -- bounties shall be [*] for each New Member.


















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
                                                                    Confidential
                                    EXHIBIT I

                  CERTIFICATION OF COMPLIANCE WITH COMMITMENTS
                      REGARDING PROMOTIONS AND EXCLUSIVITY


Pursuant to Section 3 of the Interactive Services Agreement between ________________ ("ICP") and America Online, Inc. ("AOL"), dated as of
___________________,1997 (the "Agreement"), the following report is delivered to AOL for the month ending ____________ (the "Month"):

I.    Promotional Commitments

ICP hereby certifies to AOL that ICP completed the following promotional commitments during the Month:

   Type of Promotion    Date(s) of   Duration/Circulation of   Relevant
                        Promotion    Promotion                 Contract
                                                               Section
--------------------------------------------------------------------------------
1.

--------------------------------------------------------------------------------

2.
--------------------------------------------------------------------------------

3.
--------------------------------------------------------------------------------





IN WITNESS WHEREOF, this Certificate has been executed this ___ day of ___________, 199_


__________________________________________

By:_______________________________________

Print Name: ______________________________


Title: ___________________________________


Date: ____________________________________


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

                                                                    Confidential


                                    EXHIBIT J

                            TECHNICAL SPECIFICATIONS

1.    Browser Table (attached hereto)

2.    User-Agents Table (attached hereto)


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